UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 8, 2007

Shells Seafood Restaurants, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (813) 961-0944

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information under Item 2.01 of this Current Report on Form 8-K is incorporated under this Item 1.01 as if set forth herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective as of June 8, 2007, Shells Seafood Restaurants, Inc. (the “Company”) terminated its lease with Timothy D. Cross (the “Landlord”), for the premises located at 2561 University Drive, Coral Springs, Florida in exchange for the payment by the Landlord to the Company of $225,000. The Company ceased its operation of the restaurant located on such premises on May 27, 2007 in anticipation of the termination of such lease. A copy of the Lease Termination Agreement is filed herewith as Exhibit 10.1

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Lease Termination Agreement between the Company and Timothy D. Cross.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : June 14, 2007	SHELLS SEAFOOD RESTAURANTS, INC.
	By:	/s/ Warren R. Nelson
	Name:	Warren R. Nelson
	Title:	Executive Vice President and Chief Financial Officer